Exhibit 99.1

Orthofix Provides Update Regarding NASDAQ Listing Matters

Lewisville, TX, November 22, 2013 – Orthofix International N.V. (NASDAQ:OFIX) (the “Company”) today provided an update regarding the status of its compliance with the Listing Rules of the NASDAQ Stock Market (“NASDAQ”).

As previously disclosed, on August 16, 2013, the Company received a notification from NASDAQ stating that the Company was no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Company subsequently submitted to the staff of the listing qualifications department of NASDAQ (the “NASDAQ Staff”), pursuant to the NASDAQ Staff’s request as set forth in the notification, a plan to regain compliance with NASDAQ’s continued listing requirements. The NASDAQ Staff has discretion to grant up to 180 calendar days (i.e., to February 10, 2014) from the original non-compliance date for the Company to regain compliance. A 180 calendar day extension is the maximum discretionary period the NASDAQ Staff may grant without requiring further proceedings involving a NASDAQ hearings panel.

On November 18, 2013, the Company received a supplemental notice from NASDAQ stating that (i) the Company’s compliance plan remains under review by the NASDAQ Staff, and (ii) the Company is also out of compliance with NASDAQ Listing Rule 5250(c)(1) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The supplemental notice further requests that the Company provide the NASDAQ Staff with an update to its compliance plan by December 4, 2013. The Company intends to provide the requested update to the NASDAQ Staff by such date.

About Orthofix:

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative orthopedic solutions that drive value for patients, surgeons, and providers. Orthofix’s products are widely distributed around the world to surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our audit committee’s review of certain accounting matters, our inability to timely file our quarterly report on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013 (including our filing of a Form 12b-25 (Notification of Late Filing) with the SEC with respect to such fiscal quarters), and our intent to file restated financial statements for certain periods, as well how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, continued listing of our securities on the Nasdaq Stock Market, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

Contact:

Mark Quick

Director of Investor Relations and BioStim Finance

markquick@orthofix.com

214-937-2924

Source:

Orthofix International N.V.